UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2022

SONASOFT CORP.
(Exact name of registrant as specified in its charter)

California	024-10327	51-0439372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1735 N. 1st Street, Suite 103, San Jose	95112
(Address of principal executive offices)	(Zip Code)

(408) 708-4000

Registrant’s telephone number, including area code

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement

Sonasoft and FIS have reached a settlement agreement to end their original partnership contract. As part of this settlement agreement, FIS has made a significant compensation payment to Sonasoft. This settlement frees Sonasoft to pursue engagements with other financial service providers and was considered preferable to the more restrictive terms of the original partnership. The contract was exited amicably by both parties. While the settlement agreement was signed in December of 2021, it made provisions for further negotiation of a Statement of Work structure for the potential development of three AI bots for FIS by Sonasoft. As of May 4th, Sonasoft has elected to withdraw from these negotiations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONASOFT CORP.

Date: May 5, 2022	/s/ Mike Khanna
Mike Khanna
CEO

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